EXHIBIT 2.1

** Portions of this agreement have been omitted and filed separately with the SEC pursuant to a confidential treatment request

CONFIDENTIAL

FIRST AMENDMENT TO THE ASSET PURCHASE AND SALE AGREEMENT

This First Amendment to the Asset Purchase and Sale Agreement (this "Amendment") is made this 31st day of December 2014, by and between Pioneer Hi-Bred International, Inc., an Iowa corporation ("Seller"), and S&W Seed Company, a Nevada corporation ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties" and each individually as a "Party".

WHEREAS, the Parties entered into that certain Asset Purchase and Sale Agreement dated December 19, 2014 (the "APSA").

WHEREAS, the Parties now wish to amend the APSA as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

  As used in this Amendment, capitalized terms not defined herein shall have the meanings ascribed to them in the APSA.

  All references to "[**]1" in Article 1 of the APSA and in Section 5.19 of the APSA shall be deemed to refer to "[**]2."

  Section 5.8(a) of the APSA shall be amended by deleting the text therein in its entirety and inserting the following in lieu thereof:

    On the Closing Date, Seller shall, or shall cause its Affiliates to, send to Buyer a hard copy or an electronic copy of the documents comprising the Transferred Contracts, and, to the extent not otherwise located at either Transferred Plant Site or the premises that are the subject of the Ground Lease, the Transferred Records, provided, that, on the Closing Date or the next succeeding Business Day, Seller may provide some or all of the such documents via other electronic means, including by providing a link to a server or FTP site containing such documents, which documents shall be available for download for a period of not less than thirty (30) days following the Closing, or by delivering such documents to an internet drop-box provided by Buyer.

  Schedule 4.1(d) of the APSA shall be deleted in its entirety and the form of Schedule 4.1(d) of the APSA set forth on Attachment I to this Amendment shall be inserted in lieu thereof.

  Exhibit 1(D) of the APSA shall be deleted in its entirety and the form of Exhibit 1(D) of the APSA set forth on Attachment II to this Amendment shall be inserted in lieu thereof.

_____________________
1 Omitted and filed separately with the SEC pursuant to a confidential treatment request.
2 Omitted and filed separately with the SEC pursuant to a confidential treatment request.

  Exhibit 1(K) of the APSA shall be deleted in its entirety and the form of Exhibit 1(K) of the APSA set forth on Attachment III to this Amendment shall be inserted in lieu thereof. [NTD: Exhibit 1(K) to contain Patent Assignment with a revised list of Patents]

  Exhibit 1(N) of the APSA shall be deleted in its entirety and the form of Exhibit 1(N) of the APSA set forth on Attachment IV to this Amendment shall be inserted in lieu thereof.

  Exhibit 1(P) of the APSA shall be deleted in its entirety and the form of Exhibit 1(P) of the APSA set forth on Attachment V to this Amendment shall be inserted in lieu thereof.

  Exhibit 1(R) of the APSA shall be deleted in its entirety and the form of Exhibit 1(R) of the APSA set forth on Attachment VI to this Amendment shall be inserted in lieu thereof.

  Exhibit 1(T) of the APSA shall be deleted in its entirety and the form of Exhibit 1(T) of the APSA set forth on Attachment VII to this Amendment shall be inserted in lieu thereof.

  Exhibit 2.1(a)(v) of the APSA of the APSA shall be deleted in its entirety and the form of Exhibit 2.1(a)(v) of the APSA set forth on Attachment VIII to this Amendment shall be inserted in lieu thereof.

  Exhibit 2.1(a)(vii) of the APSA shall be deleted in its entirety and the form of Exhibit 2.1(a)(vii) of the APSA set forth on Attachment IX to this Amendment shall be inserted in lieu thereof.

  Exhibit 2.1(b)(ii) of the APSA shall be deleted in its entirety and the form of Exhibit 2.1(b)(ii) of the APSA set forth on Attachment X to this Amendment shall be inserted in lieu thereof.

  Exhibit 6.2 of the APSA shall be deleted in its entirety and the form of Exhibit 6.2 of the APSA set forth on Attachment XI to this Amendment shall be inserted in lieu thereof.

  Exhibit 7.2 of the APSA shall be deleted in its entirety and the form of Exhibit 7.2 of the APSA set forth on Attachment XII to this Amendment shall be inserted in lieu thereof.

  This Amendment shall be effective as of the date first written above.

  In case of any inconsistencies between the terms and conditions contained in this Amendment and the terms and conditions contained in the APSA, the terms and conditions of this Amendment shall control.

  Except as set forth in this Amendment, (a) all provisions of the APSA shall remain unmodified and in full force and effect and (b) nothing contained in this Amendment shall amend, modify or otherwise affect the APSA or any Party's rights or obligations contained therein.

  This Amendment shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to its conflicts of laws principles. Any controversy or claim arising out of or relating to this Amendment shall be handled in accordance with Section 10.3 of the APSA.

  This Amendment (along with the APSA and the other Transaction Documents) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

  All of the terms and provisions of this Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

  This Amendment may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

SELLER:
PIONEER HI-BRED INTERNATIONAL, INC.

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

BUYER:
S&W SEED COMPANY

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

[Signature Page to First Amendment to Asset Purchase and Sale Agreement]